Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flameret, Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-1/A-3, of our report dated September 18, 2009 of Flameret, Inc., relating to the financial statements as of August 31, 2009 and for the period from inception to August 31, 2009, and to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

Janaury 5, 2010